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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 10, 2003


                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-26091                52-2135448
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

          110 TURNPIKE ROAD, SUITE 203                      01581
           WESTBOROUGH, MASSACHUSETTS                     (Zip Code)
   (Address of principal executive offices)

                                 (508) 871-7046
              (Registrant's telephone number, including area code)


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         99.1 Press Release issued by Northern Border Pipeline Company on July 10, 2003.


ITEM 9.  REGULATION FD DISCLOSURE

         On July 10, 2003, Northern Border Pipeline Company issued a press release announcing that it has received commitments from several entities for transportation capacity at the maximum rate available under its tariff, the majority of which are for terms of one to two years, leaving approximately 11% of the total system capacity expiring prior to November 1, 2003. TC PipeLines, LP (the "Partnership") owns a 30% general partner interest in Northern Border Pipeline Company. A copy of the press release of Northern Border Pipeline Company is furnished as Exhibit 99.1.

         The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TC PipeLines, LP

                                          By: TC PipeLines GP, Inc.,
                                              its general partner


Dated:   July 10, 2003                    By:    /s/ THERESA JANG
                                              ---------------------------------
                                              Theresa Jang
                                              Controller


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                                  EXHIBIT INDEX

NUMBER         EXHIBIT

99.1.          Press Release issued by Northern Border Pipeline Company on
               July 10, 2003.





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